                                          GENERAL DISTRIBUTOR'S AGREEMENT
                                                      BETWEEN
                                         OPPENHEIMER REAL ESTATE FUND AND
                                        OPPENHEIMERFUNDS DISTRIBUTOR, INC.

Dated as of February 12th, 2002

OPPENHEIMERFUNDS DISTRIBUTOR, INC.
498 Seventh Avenue,
New York, NY  10018

Dear Sirs:

OPPENHEIMER REAL ESTATE FUND, a Massachusetts  business trust (the "Fund"),  is registered as an investment company under the Investment  Company Act of 1940 (the "1940 Act"), and an indefinite  number of one or more classes of its shares of beneficial  interest  ("Shares") have been  registered  under the Securities Act of 1933 (the "1933 Act")
to be offered for sale to the public in a continuous  public  offering in accordance  with the terms and conditions set forth in the Prospectus and Statement of Additional  Information  ("SAI")  included in the Fund's  Registration
Statement as it may be amended from time to time (the "current Prospectus and/or SAI").

In this  connection,  the Fund desires that your firm (the "General  Distributor")  act in a principal  capacity as
General  Distributor  for the sale and  distribution of Shares which have been registered as described above and of any additional  Shares which may become  registered  during the term of this  Agreement.  You have advised the Fund that you are  willing  to act as such  General  Distributor,  and it is  accordingly  agreed by and  between  us as follows:

1.       Appointment of the  Distributor.  The Fund hereby appoints you as the sole General  Distributor,  pursuant
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to the aforesaid  continuous public offering of its Shares,  and the Fund further agrees from and after the date of this Agreement,  that it will not,  without your consent,  sell or agree to sell any Shares  otherwise than through you,  except (a) the Fund may itself sell shares  without sales charge as an  investment to the officers,  trustees or directors and bona fide present and former full-time  employees of the Fund, the Fund's  Investment  Adviser and affiliates  thereof,  and to other investors who are identified in the current  Prospectus and/or SAI as having the privilege  to buy  Shares  at net  asset  value;  (b) the  Fund may  issue  shares  in  connection  with a  merger, consolidation  or  acquisition  of assets on such basis as may be authorized  or permitted  under the 1940 Act; (c)
the Fund may issue shares for the  reinvestment  of dividends and other  distributions  of the Fund or of any other
Fund if  permitted  by the  current  Prospectus  and/or  SAI;  and (d) the  Fund may  issue  shares  as  underlying securities  of a unit  investment  trust if such unit  investment  trust has elected to use Shares as an underlying investment;  provided  that in no event as to any of the  foregoing  exceptions  shall Shares be issued and sold at less than the then-existing net asset value.

2.       Sale of Shares.  You hereby  accept such  appointment  and agree to use your best  efforts to sell Shares,
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provided,  however, that when requested by the Fund at any time because of market or other economic  considerations or  abnormal  circumstances  of any  kind,  or when  agreed  to by  mutual  consent  of the  Fund  and the  General
Distributor,  you will suspend  such  efforts.  The Fund may also  withdraw the offering of Shares at any time when required  by  the  provisions  of  any  statute,  order,  rule  or  regulation  of  any  governmental  body  having jurisdiction.  It is understood that you do not undertake to sell all or any specific number of Shares.

3.       Sales  Charge.  Shares  shall be sold by you at net asset  value  plus a  front-end  sales  charge  not in
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excess of 8.5% of the  offering  price,  but which  front-end  sales  charge  shall be  proportionately  reduced or eliminated  for larger  sales and under  other  circumstances,  in each case on the basis set forth in the  current
Prospectus  and/or SAI.  The  redemption  proceeds of shares  offered and sold at net asset value with or without a front-end  sales  charge may be subject to a contingent  deferred  sales charge  ("CDSC")  under the  circumstances described in the current  Prospectus  and\or SAI. You may reallow  such  portion of the  front-end  sales charge to dealers or cause payment (which may exceed the front-end  sales charge,  if any) of commissions to brokers  through which  sales are made,  as you may  determine,  and you may pay such  amounts  to dealers  and  brokers on sales of shares from your own  resources  (such  dealers  and brokers  shall  collectively  include all  domestic or foreign institutions  eligible to offer and sell the  Shares),  and in the event the Fund has more than one class of Shares outstanding,  then you may impose a front-end  sales charge  and/or a CDSC on Shares of one class that is different from the  charges  imposed  on Shares  of the  Fund's  other  class(es),  in each case as set forth in the  current
Prospectus  and/or SAI,  provided the front-end  sales charge and CDSC to the ultimate  purchaser do not exceed the respective levels set forth for such category of purchaser in the current Prospectus and/or SAI.

4.       Purchase of Shares.
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         (a)       As General  Distributor,  you shall have the right to accept or reject  orders for the  purchase of Shares at your  discretion.  Any  consideration  which you may  receive in  connection  with a rejected purchase order will be returned promptly.

         (b)      You agree  promptly to issue or to cause the duly  appointed  transfer or  shareholder  servicing agent of the Fund to issue as your agent  confirmations  of all accepted  purchase  orders and to transmit a copy of such  confirmations  to the Fund.  The net asset value of all Shares which are the subject of such  confirmations,  computed in accordance  with the applicable  rules under the
                  1940 Act,  shall be a liability of the General  Distributor to the Fund to be paid promptly after receipt of payment  from the  originating  dealer or broker (or  investor,  in the case of direct purchases) and not later than eleven business days after such  confirmation  even if you have not actually  received  payment  from the  originating  dealer or broker,  or  investor.  In no event shall the General  Distributor  make payment to the Fund later than permitted by applicable rules of the National Association of Securities Dealers, Inc.

         (c)      If the  originating  dealer or broker shall fail to make timely  settlement of its purchase order in accordance with applicable rules of the National  Association of Securities Dealers,  Inc., or
                  if a direct  purchaser  shall fail to make good payment for shares in a timely manner,  you shall have the right to cancel such purchase  order and, at your account and risk, to hold  responsible the  originating  dealer or broker,  or investor.  You agree  promptly to reimburse  the Fund for losses suffered by it that are attributable to any such  cancellation,  or to errors on your part in relation to the effective date of accepted  purchase  orders,  limited to the amount that such losses  exceed  contemporaneous  gains  realized  by the Fund for  either  of such  reasons  with respect to other purchase orders.

         (d)      In the case of a canceled  purchase  for the account of a directly  purchasing  shareholder,  the
                  Fund  agrees  that if such  investor  fails to make you whole for any loss you pay to the Fund on such  canceled  purchase  order,  the Fund will  reimburse you for such loss to the extent of the aggregate  redemption  proceeds of any other shares of the Fund owned by such  investor,  on your demand  that the Fund  exercise  its right to claim  such  redemption  proceeds.  The Fund  shall register or cause to be registered  all Shares sold to you pursuant to the  provisions  hereof in such names and  amounts as you may  request  from time to time and the Fund shall  issue or cause to be issued  certificates  evidencing  such  Shares  for  delivery  to you or  pursuant  to your direction  if and to the  extent  that the  shareholder  account  in  question  contemplates  the issuance  of such  certificates.  All  Shares,  when so issued and paid for,  shall be fully paid and  non-assessable  by the Fund (which  shall not prevent  the  imposition  of any CDSC that may apply) to the extent set forth in the current Prospectus and/or SAI.

5.       Repurchase of Shares.
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         (a)      In  connection  with the  repurchase  of Shares,  you are appointed and shall act as Agent of the
                  Fund.  You are  authorized,  for so  long  as you act as  General  Distributor  of the  Fund,  to
                  repurchase,  from  authorized  dealers,   certificated  or  uncertificated  shares  of  the  Fund
                  ("Shares") on the basis of orders received from each dealer ("authorized  dealer") with which you have a dealer  agreement  for the  sale of  Shares  and  permitting  resales  of  Shares  to you, provided that such authorized  dealer, at the time of placing such resale order,  shall represent
                  (i) if such Shares are represented by  certificate(s),  that  certificate(s) for the Shares to be repurchased  have been delivered to it by the registered  owner with a request for the redemption of such  Shares  executed  in the  manner  and  with  the  signature  guarantee  required  by the then-currently  effective  prospectus  of the Fund,  or (ii) if such  Shares are  uncertificated, that the  registered  owner(s) has  delivered to the dealer a request for the  redemption of such
                  Shares  executed in the manner and with the signature  guarantee  required by the  then-currently effective prospectus of the Fund.

         (b)      You shall (a) have the right in your  discretion  to accept or reject  orders for the  repurchase of Shares;  (b) promptly  transmit  confirmations  of all  accepted  repurchase  orders;  and (c)
                  transmit a copy of such  confirmation  to the Fund,  or, if so  directed,  to any duly  appointed transfer  or  shareholder  servicing  agent  of the  Fund.  In your  discretion,  you may  accept
                  repurchase   requests  made  by  a  financially   responsible  dealer  which  provides  you  with
                  indemnification  in  form  satisfactory  to you in  consideration  of  your  acceptance  of  such dealer's  request in lieu of the  written  redemption  request of the owner of the  account;  you agree that the Fund shall be a third party beneficiary of such indemnification.

         (c)      Upon receipt by the Fund or its duly  appointed  transfer or shareholder  servicing  agent of any certificate(s)  (if any has been issued) for repurchased  Shares and a written redemption request of the  registered  owner(s)  of such Shares  executed  in the manner and  bearing the  signature guarantee required by the then-currently  effective  Prospectus or SAI of the Fund, the Fund will pay or cause its duly appointed  transfer or shareholder  servicing  agent promptly to pay to the originating  authorized  dealer  the  redemption  price of the  repurchased  Shares  (other  than repurchased  Shares  subject to the provisions of part (d) of Section 5 of this  Agreement)  next determined after your receipt of the dealer's repurchase order.

         (d)      Notwithstanding  the  provisions of part (c) of Section 5 of this  Agreement,  repurchase  orders received from an authorized  dealer after the  determination of the Fund's  redemption price on a regular  business day will receive  that day's  redemption  price if the request to the dealer by its customer to arrange  such  repurchase  prior to the  determination  of the Fund's  redemption price that day complies with the  requirements  governing  such requests as stated in the current
                  Prospectus and/or SAI.

         (e)      You will make every reasonable  effort and take all reasonably  available  measures to assure the accurate  performance  of all services to be performed by you hereunder  within the  requirements of any  statute,  rule or  regulation  pertaining  to the  redemption  of shares  of a  regulated investment  company and any requirements set forth in the then-current  Prospectus  and/or SAI of the Fund.  You  shall  correct  any  error or  omission  made by you in the  performance  of your duties  hereunder  of  which  you  shall  have  received  notice  in  writing  and any  necessary substantiating  data;  and you shall  hold the Fund  harmless  from the  effect of any  errors or omissions  which might cause an over- or  under-redemption  of the Fund's Shares and/or an excess or non-payment of dividends, capital gains distributions, or other distributions.

         (f)      In the event an authorized  dealer  initiating a repurchase  order shall fail to make delivery or otherwise  settle  such  order in  accordance  with  the  rules of the  National  Association  of
                  Securities  Dealers,  Inc., you shall have the right to cancel such repurchase order and, at your
                  account  and  risk,  to  hold  responsible  the  originating   dealer.  In  the  event  that  any
                  cancellation  of a Share  repurchase  order or any  error in the  timing of the  acceptance  of a
                  Share  repurchase  order  shall  result in a gain or loss to the  Fund,  you  agree  promptly  to reimburse  the Fund for any  amount by which  any  losses  shall  exceed  then-existing  gains so arising.

6.       1933 Act  Registration.  The Fund has  delivered  to you a copy of its  current  Prospectus  and SAI.  The
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Fund agrees that it will use its best efforts to continue the  effectiveness  of the  Registration  Statement under the 1933 Act. The Fund further  agrees to prepare and file any amendments to its  Registration  Statement as may be necessary  and any  supplemental  data in order to comply  with the 1933 Act.  The Fund  will  furnish  you at your expense  with a  reasonable  number of copies  of the  Prospectus  and SAI and any  amendments  thereto  for use in connection with the sale of Shares.

7.       1940 Act Registration.  The Fund has already registered under the 1940 Act as an investment  company,  and
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it will use its best efforts to maintain such registration and to comply with the requirements of the 1940 Act.

8.       State Blue Sky  Qualification.  At your  request,  the Fund will take such steps as may be  necessary  and
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feasible to qualify Shares for sale in states,  territories or dependencies  of the United States,  the District of
Columbia,  the Commonwealth of Puerto Rico and in foreign  countries,  in accordance with the laws thereof,  and to renew or extend any such qualification;  provided,  however,  that the Fund shall not be required to qualify shares or to  maintain  the  qualification  of  shares  in  any  jurisdiction  where  it  shall  deem  such  qualification disadvantageous to the Fund.

9.       Duties of Distributor  You agree that:
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         (a)      Neither you nor any of your  officers  will take any long or short  position  in the Shares,  but this  provision  shall not prevent you or your  officers  from  acquiring  Shares for  investment purposes only;

         (b)      You shall furnish to the Fund any pertinent  information  required to be inserted with respect to you as General  Distributor  within the purview of the  Securities  Act of 1933 in any reports or registration required to be filed with any governmental authority; and

         (c)      You will not  make  any  representations  inconsistent  with  the  information  contained  in the current Prospectus and/or SAI.

         (d)      You shall  maintain  such records as may be  reasonably  required for the Fund or its transfer or shareholder  servicing agent to respond to shareholder requests or complaints,  and to permit the
                  Fund to maintain  proper  accounting  records,  and you shall make such records  available to the
                  Fund and its transfer agent or shareholder servicing agent upon request.
         (e)      In  performing  under  this  Agreement,  you shall  comply  with all  requirements  of the Fund's current  Prospectus  and/or SAI and all applicable  laws,  rules and regulations  with respect to the purchase, sale and distribution of Shares.

10.      Allocation  of Costs.  The Fund shall pay the cost of  composition  and printing of  sufficient  copies of
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its  Prospectus  and SAI as shall be required  for periodic  distribution  to its  shareholders  and the expense of registering  Shares for sale under federal  securities  laws. You shall pay the expenses  normally  attributable to the sale of  Shares,  other  than as paid  under the  Fund's  Distribution  Plan  under Rule 12b-1 of the 1940 Act, including  the  cost  of  printing  and  mailing  of  the  Prospectus  (other  than  those  furnished  to  existing shareholders)  and any sales  literature  used by you in the public  sale of the Shares  and for  registering  such shares under state blue sky laws pursuant to paragraph 8.

11.      Duration.  This Agreement  shall take effect on the date first written above,  and shall supersede any and
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all prior General  Distributor's  Agreements by and among the Fund and you. Unless earlier  terminated  pursuant to paragraph 12 hereof,  this Agreement shall remain in effect until two years from the date of execution hereof,  and hereafer will continue in effect from year to year,  provided that such continuance shall be specifically  approved at least  annually:  (a) by the Fund's Board of Trustees or by vote of a majority of the voting  securities  of the
Fund;  and (b) by the vote of a majority of the  Trustees,  who are not parties to this  Agreement  or  "interested persons"  (as defined in the 1940 Act) of any such  person,  cast in person at a meeting  called for the purpose of voting on such approval.

12.      Termination  This Agreement may be terminated (a) by the General  Distributor at any time without  penalty
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by giving  sixty  days'  written  notice  (which  notice  may be waived by the  Fund);  (b) by the Fund at any time without  penalty upon sixty days'  written  notice to the General  Distributor  (which  notice may be waived by the
General  Distributor);  or (c) by  mutual  consent  of the Fund and the  General  Distributor,  provided  that such termination  by the Fund shall be  directed  or approved by the Board of Trustees of the Fund or by the vote of the holders  of a  majority  of the  outstanding  voting  securities  of the  Fund.  In the  event  this  Agreement  is terminated by the Fund, the General  Distributor  shall be entitled to be paid the CDSC under paragraph 3 hereof on the redemption proceeds of Shares sold prior to the effective date of such termination.

13.      Assignment.  This  Agreement  may not be amended or changed  except in writing  and shall be binding  upon
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and shall enure to the benefit of the parties  hereto and their  respective  successors;  however,  this  Agreement shall not be assigned by either party and shall automatically terminate upon assignment.

14.      Disclaimer  of  Shareholder   Liability.   The  General  Distributor   understands  and  agrees  that  the
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obligations  of the Fund  under  this  Agreement  are not  binding  upon any  Trustee  or  shareholder  of the Fund personally,  but bind only the Fund and the Fund's property;  the General Distributor represents that it has notice of the  provisions  of the  Declaration  of Trust,  as may be amended or  restated  from time to time,  of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

15.      Section  Headings The headings of each section is for  descriptive  purposes  only,  and such headings are
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not to be construed or interpreted as part of this Agreement.

If the foregoing is in accordance with your understanding, so indicate by signing in the space provided below.

                                            Oppenheimer Real Estate Fund

                                            By: __________________________
                                                 Robert G. Zack
                                                 Secretary

Accepted:

OppenheimerFunds Distributor, Inc.

By: ______________________________
     Katherine P. Feld
     Vice President and Secretary

NIA\RealEstate\Orgzdoc\590GenDistAgmt(Feb1202).doc